UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

CORSAIR GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39533	82-2335306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47100 Bayside Pkwy

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 657-8747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Amendment to Material Agreement.

On September 25, 2020, Corsair Gaming, Inc. (the “Company”) entered into Amendment No. 6 to First Lien Credit and Guaranty Agreement (“Amendment No. 6”) with certain other parties thereto with respect to the Company’s credit facility contemplated thereby (the “Credit Facility”). Among other things, Amendment No. 6 released certain non-United States incorporated obligors (the “Released Borrowers” and the “Released Guarantors” as each term is defined in Amendment No. 6) from their obligations under the Credit Facility and released certain non-United States collateral under the Credit Facility (as described in Section 5 of Amendment No. 6). The Company assumed all obligations of each Released Borrower in its capacity as a “Borrower” under or in connection with the First Lien Credit and Guaranty Agreement. In addition to the foregoing, Amendment No. 6 also effected certain amendments to the representations and warranties and covenants under the First Lien Credit and Guaranty Agreement to, among other things, (i) apply only to the Company and its subsidiaries (subject to certain exceptions) and (ii) eliminate the requirement for lender calls. The foregoing description of Amendment No. 6 is qualified in its entirety by reference to Amendment No. 6 filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 6 to First Lien Credit and Guaranty Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: October 1, 2020	By:	/s/ Michael Potter
Michael Potter
Chief Financial Officer